CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-182308 on Form N-1A of our report dated May 23, 2023, relating to the financial statements and financial highlights of First Trust Nasdaq Bank ETF, First Trust Nasdaq Food & Beverage ETF, First Trust Nasdaq Oil & Gas ETF, First Trust Nasdaq Pharmaceuticals ETF, First Trust Nasdaq Semiconductor ETF, First Trust Nasdaq Transportation ETF, Emerging Markets Equity Select ETF, Large Cap US Equity Select ETF, Mid Cap US Equity Select ETF, Small Cap US Equity Select ETF, US Equity Dividend Select ETF, First Trust S-Network E-Commerce ETF, First Trust Indxx Medical Devices ETF, and First Trust S-Network Streaming & Gaming ETF, each a series of First Trust Exchange-Traded Fund VI, appearing in the Annual Reports on Form N-CSR of First Trust Exchange-Traded Fund VI for the year ended March 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Information for Investors in the European Economic Area Only”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 28, 2023